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                                 LEASE AGREEMENT

                  THIS LEASE made this 7th day of April, 2003, by and between MER GROUP, LLC, an Indiana limited liability company (hereinafter referred to as "Landlord"), and TOWER BANK AND TRUST COMPANY, an Indiana corporation (hereinafter referred to as "Tenant");

                                   WITNESSETH:

                  FOR AND IN CONSIDERATION of the full and faithful compliance by the parties hereto with each and all of the terms, covenants and conditions herein contained to be complied with by them, Landlord does hereby lease, let and demise unto Tenant a portion of the real estate described in Exhibit "A" attached hereto as presently identified on Exhibit "B" attached hereto, together with the improvements to be constructed thereon (as provided in Article IV) and all appurtenances thereto (hereinafter referred to as the "demised premises"). The demised premises are leased by Landlord to Tenant subject to covenants, easements, conditions and restrictions of record.

                                   ARTICLE I

                                TERM AND OPTIONS

                  1.1 The lease term, subject to all of the provisions and conditions herein contained, shall be for a period of ten (10) years commencing as provided in Section 4.2 of this Lease (the "Commencement Date"), and terminating on the tenth anniversary of the Commencement Date, unless sooner terminated as provided herein.

                  1.2 Subject to the conditions hereinafter set forth, Landlord hereby grants to Tenant the option to renew the lease term (the "Renewal Option") for two (2) additional consecutive periods of five (5) additional years each (each being referred to herein as a "Renewal Term"), to commence at the expiration of the initial lease term. Tenant shall exercise the Renewal Option by delivering written notice of such election to Landlord at least six (6) months but no more than twelve (12) months prior to the expiration of the initial lease term, or current Renewal Term. The renewal shall be upon the same terms and conditions as this Lease, except: (a) the rental shall be as provided in Section 3.2 of this Lease; (b) Tenant shall have no option to renew this Lease beyond the expiration of the Renewal Terms; and (c) Tenant shall not have the right to assign the Renewal Option to any sublessee of the demised premises or assignee of the Lease, nor may any such sublessee or assignee exercise or enjoy the benefit of such Renewal Option. Notwithstanding the foregoing, Tenant shall not have the right to exercise the Renewal Option, unless: (i) this Lease shall be in full force and effect on the date of the exercise of the Renewal Option and the date of the expiration of the then existing lease term; and (ii) on the date of the exercise of the Renewal Option and the date of the expiration of the existing lease term there shall exist no default on the part of Tenant under this Lease.

                  1.3 Subject to the conditions hereinafter set forth, Landlord hereby grants to Tenant the exclusive right and option to purchase the demised premises pursuant to Article XXI of this Lease.

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                  1.4 This lease shall be contingent upon Tenant receiving state and federal regulatory approval for the operation of a bank branch facility upon the demised premises within ninety (90) days of the date of this Lease. If
Tenant does not obtain said approvals within said ninety (90) day period, Tenant may terminate this Lease by written notice to Landlord within ten (10) days thereafter. Upon receiving said approvals, Tenant shall give Landlord written notice. Landlord shall not be obligated to begin "Landlord's Work" as provided in Section 4.1 of this Lease until Landlord receives written notice of said approvals from Tenant.

                                   ARTICLE II

                                USE AND OCCUPANCY

                  2.1 Tenant covenants that the demised premises shall, during the term of this Lease, be used for a retail bank branch facility, for such other allied purposes as may be incidental thereto, and for no other purpose without the prior written consent of Landlord.

                  2.2 Tenant agrees not to use or suffer or permit any person to use, in any manner whatsoever, the demised premises for any purpose calculated to injure the reputation of the premises or to impair the value of the demised premises, nor for any purpose or use in violation of any federal, state, county or municipal law or ordinance. Tenant will neither commit nor permit waste upon the demised premises.

                                  ARTICLE III

                                     RENTAL

                  3.1 Tenant shall pay as base rent for said demised premises for the initial lease term, without relief from valuation or appraisement laws, the sum of SIXTY-NINE THOUSAND SEVEN HUNDRED FORTY ONE AND NO/100 DOLLARS ($69,741.00) per annum, payable in monthly installments of FIVE THOUSAND EIGHT HUNDRED ELEVEN AND 75/100 DOLLARS ($5,811.75) in advance on the first day of each calendar month throughout the term hereof to the attention of Landlord at 116 East Berry Street, Suite 1515, Box 9283, Fort Wayne, Indiana 46899, or such other place as Landlord may from time to time designate in writing.

                  3.2 Tenant shall pay as base rent for said demised premises for each Renewal Term, without relief from valuation or appraisement laws the fair market rental value of the demised premises determined by written agreement of Landlord and Tenant within forty-five (45) days of the date Tenant exercises a renewal option. Base rent shall be paid in advance on the first day of each calendar month throughout the Renewal Terms hereof to the attention of Landlord.

                  3.3 In the event Tenant shall fail to pay any installment of monthly base rent within five (5) days of the date due, Tenant shall become liable to Landlord for a late payment fee in an amount equal to (5% of the installment due to compensate Landlord for the additional costs and expenses accruing to Landlord as a result of such late payment.

                  3.4 Any payment due Landlord by Tenant pursuant to the terms and conditions of this Lease which shall not be paid with five (5) days of the date due shall bear

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interest at a maximum rate payable by Tenant under state law, or in the absence of a maximum rate, at the rate of Eighteen Percent (18%) per annum from the date when the same is payable under the terms of this Lease until the same shall be paid.

                  3.5 It is the purpose and intent of Landlord and Tenant that the rental as herein provided shall be absolutely net to the Landlord, so that this Lease shall yield to Landlord the rent specified hereinabove and accordingly that all taxes, insurance and maintenance shall be solely the responsibility of Tenant unless otherwise specifically provided herein.

                                   ARTICLE IV

                 CONSTRUCTION OF BUILDING AND OTHER IMPROVEMENTS

                  4.1 Subject to the provisions of Section 1.4 hereof, Landlord agrees to construct or cause to be constructed a building and related improvements upon the demised premises in substantial conformity with Landlord's Work and Tenant agrees to perform or cause to be performed "Tenant's Work," both as defined and described on Exhibit "C" attached hereto and made a part hereof.

                  4.2 Landlord shall notify Tenant when Landlord's Work has been substantially completed and the Commencement Date shall be the earlier of: (a) sixty (60) days after the date Landlord provides said notice; or (b) the date upon which Tenant opens its business upon the demised premises to the public, but no sooner than December 31, 2003. Notwithstanding anything in this Lease to the contrary, the taking of possession of the demised premises by Tenant shall be deemed a conclusive acknowledgment by Tenant that Landlord's Work has been substantially completed in compliance with this Lease. For purposes of this Lease, Landlord shall be deemed to have substantially completed Landlord's Work when Landlord has completed Landlord's Work to the point at which Tenant may legally occupy the building for the purposes authorized under this Lease.

                  4.3 Landlord covenants and agrees that the demised premises are properly zoned for the use permitted by Section 2.1 of this Lease. If, at any time during the term hereof, there shall be any zoning laws, statutes or ordinances regulating the use of the demised premises which shall make it unlawful or impractical for Tenant to conduct the use described in Section 2.1 of this Lease on the demised premises, Tenant shall have the option to terminate this Lease by written notice to Landlord. In the event of such termination, Tenant shall pay rent to the date of termination, and neither party shall have any further rights or obligations pursuant to this Lease. Upon Tenant's election to terminate this Lease under this Section 4.3, the effective date of said termination shall be the 30th day following the date of the notice pursuant to the notice provisions contained in Section 18.1.

                                   ARTICLE V

                                REAL ESTATE TAXES

                  5.1 Tenant agrees that it shall pay, in addition to all other sums agreed to be paid by it in this Lease, all real property taxes and assessments against the real estate and improvements constituting the demised premises which fall due during the term of this Lease.

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Such taxes and assessments shall be prorated for any partial lease years. Tenant may permit any assessment to go to bond and shall pay each installment of principal and interest on or before the last day on which payment may be made without penalty. If the bond shall extend beyond the end of the lease term, any installments which would become due thereafter shall be paid by Landlord. Tenant shall have the right to protest taxes either in its own name or in the name of Landlord and Landlord shall cooperate to whatever extent necessary to protest said taxes, all at the sole expense of Tenant. In contesting any such taxes, Tenant shall obtain such bonds or take such other action as may be necessary to assure that liens or lien rights do not attach to the demised premises.

                  5.2 Tenant shall be solely responsible and shall pay for all personal property taxes on all personal property, inventory and fixtures owned by it or located in or about the demised premises which accrue during the term of this Lease, as well as any and all taxes related to Tenant's business and the operation of Tenant's business on the demised premises.

                                   ARTICLE VI

                             MAINTENANCE AND REPAIRS

                  6.1 Except as provided in Section 6.2, Tenant agrees that it shall perform all repairs of whatever kind and nature, foreseen or unforeseen, as may be required to keep the demised premises and fixtures thereon in good condition and repair. Without limiting the generality of the foregoing, Tenant shall be responsible for all repair and maintenance to keep the whole and every part of the interior of the demised premises and all property and improvements situated therein in good repair, including without limitation all plumbing, heating and electrical installations and equipment, air conditioning equipment, hardware, doors and windows, interior painting and decorating. In the event any repairs are covered by insurance, the same are to be paid for by the insurance proceeds aforesaid.

                  6.2 Landlord agrees to repair and maintain, in good condition and repair, all structural components of the building located upon the demised premises, including the foundation, walls and roof. Landlord agrees to maintain and repair the parking lot, parking lot lighting and landscaping upon the demised premises, including, but not limited to, all snow and ice removal ("Common Area Maintenance") subject to Tenant's obligation to reimburse Landlord as provided herein. Tenant agrees to pay its proportionate share of all Common Area Maintenance expenses to Landlord in an amount equal to one-twelfth (1/12) of the annual estimate of Common Area Maintenance expenses with the payment of base rent on the first day of each month throughout the term of this Lease. Within one hundred twenty (120) days of the end of each calendar year, Landlord shall notify Tenant of the actual expenses incurred for Common Area Maintenance during the prior year. In the event the payments made by Tenant exceed the actual Common Area Maintenance cost, Tenant shall be provided credit against the following year's obligation to pay Common Area Maintenance expenses in the amount of the excess. In the event the payments made by Tenant are less than the actual Common Area Maintenance cost, Tenant agrees to pay to Landlord the amount of shortfall within fifteen (15) days of Landlord's notice. Tenant's proportionate share shall be one hundred percent (100%) of the total Common Area Maintenance cost provided, however, in the event Landlord shall construct additional retail improvements on Landlord's real estate described on Exhibit "A"

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attached hereto (excluding therefrom the demised premises), then, commencing upon the date that the occupants of said improvements commence business operations, Tenant's proportionate share shall thereafter be the fraction created by using a numerator determined by the amount of square footage leased by Tenant and a denominator determined by the total square footage of the leasable area located upon the real estate described on Exhibit "A" attached hereto. "Leasable space" shall mean all interior space that is or is reasonable capable of being leased on said real estate.

                  6.3 If Tenant refuses and neglects to repair promptly the demised premises as required in Section 6.1 hereof, in a reasonable time after written demand by Landlord, then Landlord may make such repairs without liability to Tenant for any loss or damage that may occur to Tenant's merchandise, fixtures and/or other property, or to the loss of business occasioned by reason thereof, and Tenant shall reimburse Landlord for the cost thereof on demand.

                  6.4 Tenant shall not make any structural alterations, additions or leasehold improvements to the demised premises or make any contract therefor without first procuring Landlord's written consent. All alterations, additions and/or leasehold improvements made by Tenant to or upon the demised premises, except removable appliances and equipment, cases, counters, signs and other removable trade fixtures, shall at once when made or installed be deemed to have attached to the freehold and to have become the property of Landlord. Tenant shall give Landlord five (5) days' written notice prior to removing removable appliances, equipment, cases, counters, signs or trade fixtures from the demised premises and shall be responsible for any damages occasioned by removal.

                  6.5 Any alterations made by Tenant shall be at Tenant's cost and expense. Tenant agrees to conform to and comply with all laws, ordinances, rules and regulations of federal, state, county and municipal authorities in making such alterations or repairs, and shall at all times keep the demised premises free from claims of mechanics' liens.

                  6.6 Landlord and its agents shall have free access to the demised premises during all reasonable and regular business hours for the purpose of examining the same and to ascertain that they are in good repair in the presence of an agent or employee of Tenant.

                                  ARTICLE VII

                             INSURANCE AND INDEMNITY

                  7.1 Tenant, from the commencement of its occupancy, agrees to indemnify and save harmless Landlord from and against all claims of whatever nature, except those resulting from the negligence of Landlord or its agents, arising from any act, omission or negligence of Tenant, or Tenant's contractors, agents, servants or employees, or arising from any accident, injury or damage whatsoever caused to any person, or to the property of any person, occurring during the term hereof in or about the demised premises, or arising from any act, injury or damage occurring outside the demised premises, but within the parking area adjacent to the demised premises, or if such accident, damage or injury results, or is claimed to have resulted, from any act or omission of Tenant, or its agents or employees. This indemnity and hold

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harmless agreement shall include indemnity against all costs, expenses, attorney fees and/or liabilities in, or connected with, any such claim or proceeding brought thereon in defense thereof.

                  7.2 From and after the commencement date of the Lease and throughout the residue of the term of the Lease, Tenant shall procure and pay for fire and extended coverage insurance, insuring the completed building upon the demised premises of not less than the full replacement value thereof in a responsible insurance company authorized to do business in the State of Indiana. Such insurance shall contain the so-called Replacement Cost or Restoration Endorsement, a provision to the effect that the waiver of subrogation rights by the insured does not void the coverage, and such special endorsements as reasonably requested by landlord. Said insurance policies shall be issued in the joint names of Landlord and Tenant as the insured, and any mortgagee of Landlord, if so requested.

                  7.3 Tenant shall provide and maintain during the term hereof, for the benefit of Landlord and Tenant, public liability and property damage insurance in the usual form for the protection of itself and Landlord against injury caused to persons by reason of its occupancy of the demised premises, with limits of not less than TWO MILLION DOLLARS ($2,000,000.00) per personal injury and ONE MILLION DOLLARS ($1,000,000.00) for property damage, and, in addition, in like amounts covering Tenant's contractual liability under the aforesaid hold harmless clause as provided in Section 7.1 above.

                  7.4 Each insurance policy required herein shall be in a form reasonably satisfactory to Landlord and shall carry an endorsement that before changing or canceling any policy the insurance company issuing the same shall give Landlord at least ten (10) days prior written notice, and Tenant shall be required to furnish Landlord with an acceptable replacement policy before the effective date of any such cancellation. Duplicate originals or certificates of all such insurance policies shall be delivered to Landlord. The first policy shall be issued prior to or on the Commencement Date, and all renewals thereof shall be issued at least ten (10) days prior to the expiration of the then existing policies. Each insurance policy required herein shall be issued in the joint names of Landlord, Tenant and Landlord's mortgagee.

                  7.5 Tenant agrees that all leasehold improvements and personal property of any type or nature owned by it, in, on or about the demised premises shall be at the sole risk and hazard of Tenant. Without intending hereby to eliminate the generality of the foregoing, Tenant agrees that Landlord shall not be liable or responsible for any loss of or damage to Tenant, or anyone claiming under or through Tenant, or otherwise, whether caused by or resulting from any peril required to be insured hereunder, or from water, steam, gas, leakage, plumbing, electricity or electrical apparatus, pipe or apparatus of any kind, the elements or other similar or dissimilar causes, and whether or not originating in the demised premises or elsewhere, provided such damage or loss is not the result of any intentional or willful wrongful act of Landlord.

                  7.6 Whenever (a) any loss, cost, damage or expense resulting from fire, explosion or any other casualty or occurrence is incurred by either of the parties to this Lease or anyone claiming by, through or under them in connection with the demised premises and (b) such party is then either covered in whole or in part by insurance with respect to such loss, cost, damage or expenses (or is required under this Lease to be so insured), then the party so insured

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(or so required) hereby releases the other party from any liability said other party may have on account of such loss, cost, damage or expense to the extent of any amount recovered by reason of such insurance (or which could have been recovered had insurance been carried as so required) and waives any right of subrogation which might otherwise exist in or accrue to any person on account thereof, provided that such release of liability and waiver of the right of subrogation shall not be operative in any case if the effect thereof is to invalidate such insurance coverage or increase the cost thereof (provided that in the case of increased cost, the other party shall have the right, within thirty (30) days following written notice, to pay such increased cost thereon, thereupon keeping such release and waiver in full force and effect).

                                  ARTICLE VIII

                              SIGNS AND ADVERTISING

                  8.1 Tenant may, at its expense, install signage upon the demised premises only upon first obtaining the written approval of Landlord. Tenant shall maintain all signage approved by Landlord in good order and condition throughout the term of this Lease. Upon termination of this Lease, Tenant shall remove such signage and shall be responsible for any damage occasioned thereby. Signage by Tenant shall comply with all applicable laws, regulations, codes and ordinances.

                                   ARTICLE IX

                             DESTRUCTION OF PREMISES

                  9.1 If the demised premises shall be damaged or destroyed by any cause during the term of this Lease, this Lease shall remain in full force and effect and Landlord shall as rapidly and as reasonably practical repair such damage at its expense. Such repair or restoration of said building by Landlord shall be at least to the condition of the building immediately prior to such damage or destruction, and in accordance with plans and specifications mutually agreed upon at that time; or if such plans cannot be agreed upon, then in accordance with the original plans and specifications. The work of restoration or rebuilding shall be in full compliance with all laws and regulations and governmental ordinances applicable thereto. All insurance proceeds received from the fire and extended coverage insurance shall be used and applied toward such rebuilding and restoration, but in the event such insurance proceeds are not sufficient, Landlord may either: (a) terminate this Lease upon thirty (30) days' notice to Tenant; or (b) Landlord shall complete such restoration and rebuilding, and Landlord shall be solely responsible for any further costs and charges of any type or nature to complete such restoration and rebuilding.

                  9.2 Should the demised premises or any part thereof be made untenantable as a result of such fire, damage or destruction, the rental payable by Tenant shall abate in proportion to the amount of the demised premises rendered untenantable as a result of such fire, damage or destruction.

                  9.3 If the demised premises or improvements thereto are damaged to such extent that they cannot be repaired within one hundred twenty
(120) days of such occurrence, or in the event such damage occurs within the last six (6) months of the lease term, this Lease may

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be cancelled at the option of either Landlord or Tenant upon written notice given within thirty (30) days from the date of such occurrence, and in such event, all rent shall be prorated to the date of such occurrence and Landlord shall be entitled to all proceeds received from the fire and extended coverage insurance.

                                   ARTICLE X

                                 EMINENT DOMAIN

                  10.1 If not more than Five Percent (5%) of the building located upon the demised premises or not more than Ten Percent (10%) of the parking area shall be taken under the power of eminent domain, then the term of this Lease shall cease only on the part so taken from the date possession shall be taken for any public purpose, and the minimum rent shall be paid up to that date. If in such event any part of the demised premises is taken, Landlord shall rebuild and restore said demised premises at its expense and as rapidly as possible, and Tenant shall be entitled to an equitable abatement of the fixed minimum rent until the demised premises are restored, and thereafter said rent shall be equitably reduced on account of any floor space taken by such eminent domain proceedings.

                  10.2 If more than Five Percent (5%) of the building located upon the demised premises or more than Ten Percent (10%) of the parking area shall be taken under the power of eminent domain, then from that date Landlord shall have either the right to terminate this Lease as of the date possession of the part condemned is so taken, by written notice to Tenant within thirty (30) days after such date, or to continue this Lease and rebuild and restore the demised premises, except that the fixed rent shall be proportionately and equitably reduced.

                  10.3 Each party may, as permissible by applicable law, prosecute at their option their respective claims, against the public or private bodies designated as the taking authority, on the account of any taking or appropriation of the demised premises. For the purpose of this paragraph, acquisition of all or part of the demised premises by governmental or quasi-governmental authority by means of voluntary negotiations and contracts in lieu of condemnation shall be deemed to be acquisition by the exercise of the power of eminent domain.

                                   ARTICLE XI

                                 QUIET ENJOYMENT

                  11.1 Landlord covenants and agrees that if Tenant shall pay and otherwise perform and do all the things and matters herein provided for to be done by Tenant, Tenant shall peaceably and quietly have, hold, possess, use, occupy and enjoy the said demised premises during the term of this Lease in accordance with the terms and conditions of this Lease.

                  11.2 Landlord agrees it will not sell or lease any real estate now owned or owned in the future located within (1) mile of the demised premises for the use and operation of a bank branch facility for a period of five (5) years after the date of this Lease.

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                                  ARTICLE XII

                            ASSIGNMENT AND SUBLETTING

                  12.1 Tenant may not assign or sublet the demised premises without Landlord's prior written consent, which consent shall not be unreasonable withheld.. In the event that Tenant shall at any time, during the term of this Lease, sublet all or any part of said premises or assign this Lease with or without the consent of Landlord, it is hereby mutually agreed that Tenant shall nevertheless remain fully liable under all of the terms, covenants and conditions of this Lease. If this Lease be assigned or if the demised premises or any part thereof be subleased or occupied by anybody other than Tenant, Landlord may collect from the assignee, sublessee or occupant any rent or other charges payable by Tenant under this Lease, and apply the amount collected to the rent and other charges herein reserved, but such collection by Landlord shall not be deemed a release of Tenant from the performance by Tenant under this Lease.

                                  ARTICLE XIII

                                    UTILITIES

                  13.1 Tenant shall be solely responsible for and shall promptly pay all charges for gas, heat, electricity and any other utilities or services used or furnished to the demised premises, including the removal of trash from the demised premises.

                                  ARTICLE XIV

                  MORTGAGE SUBORDINATION/ESTOPPEL CERTIFICATES

                  14.1 Upon written request by Landlord, Tenant agrees to subordinate its rights under this Lease to the liens of any mortgages that may now or hereafter be placed upon the demised premises, and to any and all advances to be made thereunder, and all renewals, replacements and extensions thereof, provided said mortgagee agrees to recognize the rights of Tenant pursuant to this Lease so long as Tenant is not in default pursuant to this Lease. Tenant agrees to execute and deliver a subordination agreement to Landlord's mortgagee to carry out the terms and conditions hereof.

                  14.2 Upon written request by Landlord, Tenant agrees to promptly execute and deliver estoppel certificates addressed to Landlord, Landlord's current or prospective mortgagees or to a prospective purchaser of the demised premises certifying the existence of this Lease, the status of the payment or rent, the lack of any default and any other accurate information relating to this Lease reasonably requested by Landlord

                                   ARTICLE XV

                                     DEFAULT

                  15.1 If Tenant shall be in default in the payment of rental or any other charges provided for herein and such default shall continue for a period of five (5) days after written notice from Landlord to Tenant as herein provided, or if Tenant shall be in default in the performance of any of the other covenants, promises or agreements herein contained for Tenant to be kept and performed and such default shall continue for thirty (30) days after Landlord shall have notified Tenant in writing of the existence of such default, or if Tenant is adjudicated a

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bankrupt, or if a permanent receiver is appointed for Tenant's property, including Tenant's interest in the demised premises, and such receiver is not removed within thirty (30) days after appointment, or if, whether voluntarily or involuntarily, Tenant takes advantage of any debtor relief proceeding under present or future law whereby the rent, or any part thereof, is or is proposed to be reduced or payment thereof deferred, or if Tenant makes an assignment for the benefit of creditors, or if the demised premises or Tenant's effects or interest therein shall be levied upon or attached under process against Tenant, not satisfied or dissolved within thirty (30) days from such levy or attachment, or if Tenant abandons the demised premises, then, and in any or all said events, Tenant shall be deemed to have breached this Lease and, in addition to Landlord's rights and remedies pursuant to Article XVIII hereof, Landlord shall have the right at its option to:

                           (a) Enter upon and take possession of the demised premises as Tenant's agent without terminating this Lease, and re-let the demised premises at the best price obtainable by reasonable effort and for such term as Landlord deems proper. Tenant shall thereupon become immediately liable and indebted to Landlord and shall then upon demand promptly pay to Landlord the costs and expenses of such reletting, including any alterations or decorations required in connection therewith, plus the difference between the amount of the rent to be collected and received from the demised premises and the rental due under this Lease for the residue of the term herein provided remaining after the taking of possession by Landlord; or

                           (b) Forthwith cancel and terminate this Lease by notice in writing to Tenant; and if such notice shall be given, all rights of Tenant to the use and occupancy of said demised premises shall terminate as of the date set forth in such notice and Tenant will at once surrender possession of the demised premises to Landlord and remove all of Tenant's effects therefrom, and Landlord may forthwith re-enter the premises and repossess itself thereof, and Landlord shall be entitled to receive as liquidated damages and not as a penalty a sum equal to all rent and other sums which would fall due hereunder through the balance of the lease term had this Lease not been terminated. No termination of this Lease prior to the normal expiration thereof shall affect Landlord's right to collect rent for the period prior to the termination thereof.

                           (c) Notwithstanding the above, Landlord's rights and remedies pursuant to this Lease shall be subject to Landlord's obligation to mitigate its damages under applicable law.

                  15.2 Landlord shall be entitled to collect from Tenant reasonable attorney fees incurred in enforcing any obligation of Tenant under this Lease, or in any litigation or negotiation with Tenant which, without its fault, it becomes involved on account of this Lease.

                  15.3 In the event Landlord shall breach or be in default in the performance of its covenants or obligations, and shall remain in default for a period of thirty (30) days after written notice from Tenant to Landlord of such default, Tenant shall have the right and privilege

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of terminating this Lease and shall have all legal remedies for recovery and damages suffered by it and shall not be liable for any rentals accruing after the date of termination. Tenant shall further be entitled to collect from Landlord reasonable attorney fees incurred by Tenant in enforcing its rights pursuant to this Section 15.3 of the Lease. Notwithstanding the above, Tenant's rights an remedies pursuant to this Lease shall be subject to Tenant's obligation to mitigate its damages under applicable law.

                                  ARTICLE XVI

                             SURRENDER OF POSSESSION

                  16.1 Whenever the said term herein demised shall be terminated, whether by lapse of time, forfeiture or in any other way, Tenant covenants and agrees that it will at once surrender and deliver up said demised premises peaceably in as good of condition as when Tenant took possession, ordinary wear and tear and any alterations and approved changes and any damage caused by perils covered by insurance excepted, and if Tenant shall hold over after any termination of this Lease, the same shall create no more than a month-to-month tenancy at double the rent herein set forth and under all other applicable conditions herein provided.

                                  ARTICLE XVII

                                MECHANICS' LIENS

                  17.1 Nothing in this Lease shall authorize Tenant to do any act which shall in any way encumber the title of Landlord in and to the demised premises, nor shall the interest of Landlord in the demised premises be subject to any lien arising from any act or omission of Tenant.

                  17.2 If any mechanics' lien or liens shall be filed against the demised premises for work done or materials furnished to Tenant, Tenant shall within ninety (90) days after it has actual notice of such lien, at its own expense, cause such lien or liens to be discharged by payment of such claims or by filing of bond pursuant to statute.

                  17.3 Should Tenant fail to pay any such lien or post bond therefor, Landlord may, but it shall not be required to do so, discharge such mechanics' lien or liens by payment thereof, and the amount paid by Landlord together with Landlord's costs and expenses shall be due and payable from Tenant forthwith on demand, together with interest at the rate of Eighteen Percent (18%) per annum.

                                 ARTICLE XVIII

                                     NOTICES

                  18.1 All notices, demands and requests hereunder shall be in writing and given by United States registered or certified mail, or by a nationally recognized air courier:

                  In the case of Landlord to:       MER Group, LLC
                                                    116 East Berry Street
                                                    Suite 1515
                                                    Box 9283

                                                    Fort Wayne, Indiana 46899
                                                    Attn: Michael E. Romary,
                                                          President

                  In the case of Tenant to:         Tower Bank and Trust Company
                                                    116 East Berry Street
                                                    Fort Wayne, Indiana 46802
                                                    Attn: Kevin J. Himmelhaven
                                                          Executive Vice
                                                          President & CFO

                  18.2 Each party from time to time may change its address for purpose of notice under this Article by giving to the other party notice of such change of address. Any notice, demand or request given by the United States, registered or certified mail, as provided herein, shall be deemed served on the date it is deposited in the United States mail or with a nationally recognized air courier properly addressed and with postage fully prepaid.

                                  ARTICLE XIX

                         ENVIRONMENTAL REPRESENTATIONS,
                         WARRANTIES AND INDEMNIFICATION

                  19.1 Tenant represents and warrants that during the term hereof it shall not construct, deposit, store, dispose, place or locate upon the demised premises any material, element, compound, solution compound, mixture, substance or other matter of any kind, including solid, liquid or gaseous material, that constitutes a Hazardous Material, as hereafter defined. For purposes of this Article XIX, Hazardous Material shall mean any material or substance:

                           (a) defined as a "Hazardous Substance" pursuant to the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et. seq.) and amendments thereto and regulations promulgated thereunder;

                           (b) containing gasoline, oil, diesel fuel or other petroleum products;

                           (c) defined as a "Hazardous Waste" pursuant to the Federal Resources Conservation and Recovery Act and all regulations promulgated thereunder;

                           (d) containing Polychlorinated Biphenyls (PCB);

                           (e) containing Asbestos;

                           (f) which is radioactive;

                           (g) the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance or policy, or which is, or becomes defined as "Hazardous Waste" or as "Hazardous Substance" under any federal, state or local statute, regulation, ordinance or policy or any toxic, explosive, corrosive or other hazardous substance, material or waste, that is or becomes, regulated by any federal, state or local governmental authority or which causes a nuisance on the demised premises or any portion thereof.

                  19.2 Tenant agrees to protect, defend, indemnify and save harmless Landlord from and against all liabilities, obligations, claims, damages, penalties, causes of action, response and clean up costs, and other costs and expenses (including, without limitation, reasonable attorney fees, paralegal fees, the cost of any remedial action, consultant fees, investigation and laboratory fees, court costs and litigation expenses), imposed upon or incurred by or asserted against Landlord by reason of any contamination or release of Hazardous Materials upon the demised premises or otherwise by reason of Tenant's occupation of the demised premises pursuant to this Lease in violation of Tenant's representations and warranties contained in this Article XIX.

                  19.3 The representations, warranties and indemnification of Tenant pursuant to this Article XIX shall survive the termination of this Lease.

                                   ARTICLE XX

                                  MISCELLANEOUS

                  20.1 Each term and provision of this instrument performable by Tenant and Landlord shall be construed to be both a covenant and a condition.

                  20.2 Time is and shall be of the essence of this Lease and of each term or provision hereof.

                  20.3 If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforceable to the fullest extent permitted by law.

                  20.4 The headings of the articles of this instrument are for convenience and reference only and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease.

                  20.5 Nothing in this Lease shall cause Landlord in any way to be construed as a partner, joint venturer or associated in any way with Tenant in the operation of said demised premises, or subject Landlord to any obligation, loss, charge or expense connected with or arising from the operation or use of said demised premises or any part thereof. The obligations of each individual tenant hereunder shall be joint and several.

                  20.6 This Lease shall not be recorded, a memorandum of lease will be prepared and recorded in lieu thereof.

                  20.7 Except as specifically set forth herein, whenever the consent of Landlord is a prerequisite for any matter of action undertaken by Tenant, Landlord may withhold said consent in Landlord's sole and unfettered discretion.

                  20.8 This Lease shall be governed by the laws of the State of Indiana.

                                  ARTICLE XXI

                               OPTION TO PURCHASE

                  21.1 Definitions. Certain terms used in this Article XXI are defined in this Section 1; other terms are defined within the text of this Lease.

                           (a) "Buyer" shall mean Tenant.

                           (b) "Closing" shall mean the consummation of the purchase and sale of the Premises in accordance with the terms of this Lease upon Buyer's exercise of the option to purchase and completion of all conditions precedent herein.

                           (c) "Premises" shall mean the demised premises described on Exhibit "B" attached hereto and made a part hereof. Said Premises include all buildings, improvements, fixtures, tenements, hereditaments and appurtenances belonging or in any wise appertaining to such real property.

                           (d) "Purchase Price" shall mean the Purchase Price for the Premises determined by written agreement between Landlord and Tenant within forty-five (45) days from and after the date Tenant exercises the option.

                           (e) "Seller" shall mean the Landlord.

                           (f) "Title Commitment" shall mean the Commitment issued by an ALTA approved title insurance company ("Title Company") in which the title insurance company commits itself to issue to Buyer an Owner's Policy of Title Insurance upon demand, in the full amount of the Purchase Price, setting forth the state of the title to the Premises and subject only to those "permitted exceptions" hereinafter described.

                  21.2 Option to Purchase. Seller hereby grants, bargains and sells to Buyer the exclusive option to purchase the Premises ("Option"). The Option shall be exercised no earlier than two hundred seventy (270) days prior to the expiration of the initial term or any renewal term and no later than one hundred eighty (180) days prior to the expiration of the initial term or any renewal term of the Lease. Buyer shall exercise the Option by giving notice Seller as provided in the Lease before expiration of the Option. Notice shall be deemed to have been given if in writing and made in such manner provided for the giving of notices specified in this Lease. In the event of exercise, Seller shall sell to Buyer and Buyer shall purchase from Seller the Premises in accordance with the terms and conditions hereinafter set forth.

                  21.3 Purchase Price for Premises. The Purchase Price subject to such adjustments, credits, deductions and prorations, if any, as herein required, shall be paid in cash at Closing.

                  21.4 Survey of Premises. Upon Buyer's exercise of the Option, Seller shall order and procure, at the expense of Seller, a boundary survey of the Premises with all easements (including utility easements), available utility services, encroachments, rights-of-way and other matters (whether or not of record) pertaining to or affecting the Premises plotted thereon, and showing the location, area and dimensions of all improvements, easements, streets, roads, railroad spurs, flood hazard areas and alleys on or abutting said Premises, and providing a legal description of the Premises. Such survey shall be dated or re-dated at a date not more then thirty (30) days prior to the Closing.

                  21.5 Title to Premises.

                           (a) State of Title to be Conveyed. At the Closing, Seller shall convey to Buyer, its nominees, successors or assigns, by general Warranty Deed, good and merchantable and insurable fee simple title to the Premises, free from all liens, encumbrances, restrictions, rights-of-way and other matters, excepting only the "permitted exceptions" described as follows: (i) the lien of general real estate taxes not yet due and payable, subject to proration of taxes as hereinafter provided; (ii) liens or encumbrances of a definite or ascertainable amount and which will be paid and discharged in full by or for Seller at or prior to the Closing; (iii) zoning ordinances and easements of record which do not prevent or materially interfere with Buyer's use of the Premises pursuant to this Lease; and (iv) any matters which were created by Buyer during the term of this Lease.

                           (b) Title Insurance Commitment and Policy. Upon Buyer's exercise of the Option, Seller shall order and procure the Title Commitment, at the expense and for the account of Seller. At the Closing, a Policy of Title Insurance or an endorsement to the Title Commitment shall be issued to Buyer insuring Buyer's fee simple interest in the Premises in the state required by Section 21.5(a) above, and subject only to the "permitted exceptions." Seller shall pay for, or Buyer shall receive a credit therefor at the Closing, all charges and costs of such Title Insurance Policy.

                           (c) Objections to State of Title. If title to the Premises is not in the state required by Section 21.5(a) above, Buyer shall give written notice to Seller within thirty (30) business days after the date it receives the Title Commitment and survey, specifying its objection(s) to the state of title to the Premises. Seller shall thereupon have a period of thirty (30) days in which it shall use its best efforts to remedy the objection(s) or to induce the Title Company to issue an endorsement to the Title Commitment satisfactory to Buyer insuring over or removing such objection(s). If Buyer's objection(s) to the state of title to the Premises are not remedied by Seller within such thirty (30) day period, or such further period as Buyer may, in its sole discretion, grant, then Buyer shall have the right, within thirty (30) days thereafter, to give written notice to Seller that Buyer waives such title defects or objections and elects to proceed to acquire the Premises without any abatement of the Purchase Price and to take title to the Premises subject to such defects or objections; otherwise, the Option shall be automatically cancelled and rescinded, and this Lease shall terminate.

                  21.6 Real Estate Taxes. Buyer shall pay all real property taxes and any general and/or special assessments which are due and payable, if any, on or before the date of the Closing upon the Premises as of the date of the Closing pursuant to Section 5.1 of this Lease. Buyer shall assume and pay all subsequent real estate taxes and assessments due and payable after the date of Closing.

                  21.7 Closing.

                           (a) Provided the Title Commitment is in the form required by Section 21.5(b), the Closing shall take place at such time and date within ten (10) days thereafter as agreed between Buyer and Seller, unless extended in writing by mutual agreement of the parties hereto. The Closing shall occur at the offices of the Title Company. Buyer and Seller agree to deposit with Title Company not later than the date of the Closing all executed documents required in connection with this transaction, including such documents as requested by the Title Company issuing the Title Policy. Upon receipt of all necessary documents, and when the Title Company is in a position to issue to Buyer a Policy of Title Insurance, Title Company shall on the date of the Closing, upon instructions from Buyer and Seller, cause the deed to the Premises and any other necessary or appropriate instruments to be filed for record.

                           (b) Seller hereby agrees that it shall be solely liable for and shall pay for: (i) the preparation of the survey required under Paragraph 21.4 hereof; (ii) the issuance of the Title Commitment required under Paragraph 21.5(b) hereof; (iii) the premium charged for the issuance of said ALTA owner's title policy issued pursuant to said commitment, and (iv) attorneys, brokerage, engineering and other professional fees of Seller. Seller hereby further agrees that it shall be solely liable for and shall pay any and all taxes as may be legally required for the conveyance of the property being sold hereunder, so as to convey to Buyer the fee simple title to the Premises, free of all encumbrances, except as herein stated, or except as may be mutually agreed upon by the parties hereto. Each party shall be responsible for its other costs and expenses in accordance with the obligations or conditions to be performed by each respective party hereto. At the time of Closing, Seller and Buyer shall execute and deliver a closing statement setting forth said Purchase Price, with such closing adjustments thereto as may be applicable.

                  21.8 Indiana Responsible Property Transfer Law. Buyer and Seller acknowledge that the transactions contemplated by this Lease may be subject to the provisions of the Indiana Responsible Property Transfer Law (Ind. Code 13-25-3-1, et seq.). Seller agrees that it shall either (a) comply with the provisions of the Indiana Responsible Property Transfer Law and provide the Buyer and Buyer's Lender, if any, with a "disclosure document" as and when required by the Indiana Responsible Property Transfer Law, or (b) provide the Buyer with a certification acceptable to Buyer on or before Closing that the transactions contemplated by this Lease are not subject to the provisions of the Indiana Responsible Property Transfer Law.

                                  ARTICLE XXII

                         LANDLORD'S CONDITIONS PRECEDENT

                  22.1 Landlord's obligations under this Lease are conditioned upon the satisfaction of all of the following:

                           (a) The approval of all governmental and quasi-governmental agencies or bodies that control the use and construction of improvements upon the demised premises. Such approvals must be for the use defined in this Lease and shall include in addition to the improvements to be constructed upon the demised premises, the satisfaction of zoning, building permits, utilities, traffic requirements, landscaping requirements and all other permits or approvals of any kind or nature that might be required in order to permit construction of the improvements as herein intended and the use thereof by Tenant.

                           (b) The receipt of acceptable construction agreements satisfactory to Landlord, in its sole discretion, in order that the building and other improvements to be constructed on the demised premises may be constructed at a cost satisfactory to Landlord, in its sole discretion.

                           (c) The receipt of both an acceptable construction and long-term mortgage loan commitment satisfactory in amount and terms as solely acceptable to Landlord to finance the acquisition of the land and the cost of construction as herein above described.

                  22.2 Landlord shall have ninety (90) days after completion of final plans and specifications to satisfy Landlord's contingencies and conditions precedent as herein above set forth. Landlord agrees that promptly after completion of the final plans and specifications it will endeavor through all commercially reasonable means to satisfy all such conditions and shall keep Tenant so advised of its progress. Tenant agrees to cooperate with Landlord by promptly furnishing all information or services that may be required in the securing of all necessary governmental and quasi-governmental approvals, and Tenant shall supply such information to Landlord as may reasonably be necessary to assist Landlord in satisfying Landlord's contingencies and conditions without unreasonable delay. In the event Landlord does not so notify Tenant within such time period as herein above set forth, as the same may be extended by agreement of the parties, that all such contingencies and conditions have been properly met, this Lease shall be null and void and of no further force and effect without further liability to either party hereto.

                  IN WITNESS WHEREOF, Landlord and Tenant have hereunto executed this Lease the day and year first above written.

                                                   MER GROUP, LLC,
                                                   an Indiana limited liability
                                                   company

                                                   By: /s/ Michael Romary
                                                   Printed: Michael Romary
                                                   Its: President

                                                            "Landlord"

                                                   TOWER BANK AND TRUST COMPANY,
                                                   an Indiana corporation

                                                   By: /s/ Donald F. Schenkel
                                                   Printed: Donald F. Schenkel
                                                   Its: CEO

                                                            "Tenant"

                                    EXHIBIT A

                                LEGAL DESCRIPTION

Lots Numbered 41, 42 and 49 and Lot Number 50, EXCEPT the East 70 feet of said Lot Number 50 all in Liberty Garden Addition to the City of Fort Wayne, as recorded in Plat Record 8, page 61.

                                    EXHIBIT B

                         DESCRIPTION OF DEMISED PREMISES

         Lot Number 49 and Lot Number 50 EXCEPT the East 70 feet of said Lot Number 50 in Liberty Garden Addition to the City of Fort Wayne, as recorded in Plat Record 8, page 61.

                                    EXHIBIT C

         (A) Landlord's Work.

                  (1) Landlord agrees to design and build, or cause to be designed and built, at Landlord's expense, including all materials and labor, a retail bank branch facility, including an approximately 3,000 square foot building with drive through banking facilities, entrances, driveways, with parking lot and landscaping for Tenant's use pursuant to plans and specifications attached hereto as Exhibit "D" ("Landlord's Work").

                  (2) Landlord's Work shall comply with all applicable federal, state and local codes and ordinances.

                  (3) Landlord's Work shall conform to the plans and specifications attached hereto as Exhibit "D." Any deviation from the plans and specifications shall be approved in writing by Landlord and Tenant. Any additional cost incurred for deviations requested by Tenant shall be made, if approved by Landlord, at Tenant's sole cost and expense.

         (B) Tenant's Work.

                  (1) Tenant shall be responsible for performing, at its sole cost and expense, including materials and labor, the installation and equipping of all computers and computer networking, all art work and all signage.

                  (2) Tenant's Work shall comply with all applicable federal, state and local codes and ordinances.

                  (3) Prior to the commencement of Tenant's Work, Tenant shall furnish to Landlord, for Landlord's approval, Tenant's plans and specifications showing or listing all of Tenant's Work. Landlord shall approve or reject the plans and specifications within thirty (30) days of the date the same are delivered by Tenant to Landlord. If Landlord fails to approve or reject the same within thirty (30) days thereof, the same shall be deemed rejected. Tenant's Work shall conform to the plans and specifications.

                  (4) Tenant shall be responsible for all architectural, engineering and design fees and expenses associated with Tenant's Work.

                                    EXHIBIT D

                            PLANS AND SPECIFICATIONS

                                   ADDENDUM 1

September 23, 2003

Kevin J. Himmelhaver
Executive Vice President and CFO
Tower Bank & Trust Company
116 East Berry Street
Fort Wayne, IN  46802

Re: Lease Agreement dated April 7, 2003 by and between Tower Bank & Trust
    Company and MER Group, LLC.

Dear Kevin:

Final plans and specifications for the Tower Bank building on Bluffton Road were completed on June 18, 2003. M E R Group, LLC, as Landlord, is in the process of satisfying its conditions precedent within 90 days of that date as set forth in
Article XII of the Lease.

As part of this process, M E R Group, LLC, has added the following requested additional upgrades to the teller line, security system and flooring, the cost of construction will increase in the amount of $24,500.00 which will require an increase in the annual base rent to $72,643.00 payable in monthly installments of $6,053.58. Please review the enclosed and contact me if you have any questions, comments or concerns. Upon your notification I will have an Amendment to Lease Agreement prepared to reflect this adjustment to the Lease.

Submitted by:                                       Accepted by:

M E R GROUP                                         TOWER BANK

/s/ Michael Romary                                  /s/ Kevin Himmelhaver
Michael Romary                                      Kevin Himmelhaver
President                                           Chief Financial Officer